Bristow Group Inc. NEWS RELEASE Bristow Announces New Organization Structure to Better Support Existing Business and Future Growth Efforts • Government Services business and Offshore Energy Services business will each be led by a dedicated Chief Operating Officer • New structure will help Bristow respond to market and customer needs efficiently and facilitate the pursuit of the Company’s growth strategy HOUSTON, February 9, 2023 – Bristow Group Inc. (NYSE: VTOL) took action today to better support its existing business and future growth plans by reorganizing the Company’s leadership team to align with its main service lines – Government Services and Offshore Energy Services. Given the increased scale and geographic scope of Bristow’s Government Services business, the time is right to implement dedicated executive management purely focused on this important service line, with responsibility to manage existing operations as well as pursue additional growth opportunities. The new structure also provides dedicated executive management for Bristow’s leading Offshore Energy Services business, which will help drive enhanced consistency and efficiency across the Company’s global oil and gas operations. "Aligning our executive leadership team around our key end markets enables us to enhance consistency and operational excellence in our existing operations, while effectively resourcing the pursuit of Bristow’s growth initiatives," said Chris Bradshaw, President and CEO of Bristow. "The new structure leverages the strengths of our leadership team and better positions the Company to deliver on our long-term strategy for diversification and growth in both new and existing markets.” Under the revised structure, the following changes will be made to the executive leadership team: • Alan Corbett will become Chief Operating Officer, Government Services responsible for overseeing all of Bristow’s Government Services activity, including existing operations, new business, and emerging markets for areas such as Bristow’s growing market share in the Search and Rescue (SAR) sector. Corbett will retain responsibility for Airnorth as well as the Humberside airport. • Stuart Stavley will become Chief Operating Officer, Offshore Energy Services. Stavley will have oversight of Bristow’s oil and gas operations in all the regions where the Company operates around the world. In addition, Stavley has global oversight for operational shared services, including Safety, Standards, Supply Chain, and Fleet Management functions, among others. • Samantha Willenbacher will become Senior Vice President, Key Accounts. In this role, Willenbacher will work closely with Bristow’s offshore energy customers

Bristow Group Inc. NEWS RELEASE around the world to ensure the Company is effectively meeting their current and future requirements. Willenbacher will also provide global bid support to help the Company capture new business. The following roles remain unchanged: • Elizabeth Matthews will continue as Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary responsible for legal, compliance, government affairs, and contract review and management. • David Stepanek will continue as Executive Vice President, Chief Transformation Officer, responsible for the transformation of Bristow’s business mix through strategic diversification into new markets, such as Advanced Air Mobility. • Mary Wersebe will continue as Senior Vice President, Chief Administrative Officer responsible for human resources, benefits and compensation, communications, and corporate social responsibility. • Jennifer Whalen will continue as Senior Vice President, Chief Financial Officer responsible for accounting, decision support, financial reporting, internal audit, investor relations, strategy and M&A, tax, and other financial functions of the Company. Whalen also oversees the Company’s Information Technology department. About Bristow Group Bristow Group Inc. is the leading global provider of innovative and sustainable vertical flight solutions. Bristow primarily provides aviation services to a broad base of major integrated, national, and independent offshore energy companies. Bristow provides commercial search and rescue (SAR) services in several countries and public sector aviation services such as SAR and other services on behalf of government entities. Additionally, the Company offers ad hoc helicopter and fixed wing transportation services. Bristow currently has customers in Australia, Brazil, Canada, Chile, the Dutch Caribbean, the Falkland Islands, Guyana, India, Mexico, the Netherlands, Nigeria, Norway, Spain, Suriname, Trinidad, the U.K., and the U.S. To learn more, visit our website at www.bristowgroup.com. Investors Bristow Group Inc. Jennifer Whalen +1 (713) 430-7723 InvestorRelations@bristowgroup.com

Bristow Group Inc. NEWS RELEASE Media Bristow Group Inc. Adam Morgan +1 832.783.7927 Adam.morgan@bristowgroup.com